Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Robert M. McKee, President, Chief Executive Officer, and Director of Kodiak Gas Services, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1.

The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2023

/s/ Robert M. McKee
Name: Robert M. McKee
Title: President and Chief Executive Officer